UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

U.S. CONCRETE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street

Euless, Texas 76039

(Address of principal executive offices, including ZIP code)

(817) 835-4105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001	USCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)    ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2020, U.S. Concrete, Inc. (the “Company”) and certain subsidiary guarantors (the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with BofA Securities, Inc., as representative of the initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with the Company’s offering of senior notes. The Purchase Agreement provides for, among other things, the sale by the Company of $400 million in aggregate principal amount of its 5.125% senior notes due 2029 (the “Notes”), which represents an increase of $100 million from the aggregate principal amount previously announced, issued under an indenture to be entered into among the Company, the Guarantors and U.S. Bank National Association, as trustee.

The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act (the “Notes Offering”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. The Notes Offering is scheduled to close on September 23, 2020, subject to customary closing conditions.

The preceding summary of the Purchase Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 10, 2020, the Company sent a conditional notice of optional partial redemption to U.S. Bank National Association, as trustee (the “Trustee”), electing to effect an optional redemption of $100,000,000 in aggregate principal amount (the “Redeemed Notes”) of the Company’s outstanding 6.375% Senior Notes due 2024 (CUSIP No. 90333LAQ5) (the “2024 Notes”), at a cash redemption price equal to 103.188% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date of October 10, 2020 (such date, the “Redemption Date”) (such amount, the “Redemption Amount”). This redemption is in addition to the redemption of $300,000,000 in aggregate principal amount of 2024 Notes previously announced with a redemption date of October 8, 2020. The redemption is subject to the satisfaction of the following condition precedent (the “Condition Precedent”): the consummation of one or more financings, including the ability of the Company to borrow under its secured revolving credit facility, that, collectively, provide net proceeds sufficient to pay in full (i) the Redemption Amount on the Redeemed Notes and all fees and expenses related to such financings and the redemption and (ii) the redemption amount specified in the previously announced conditional notice of optional partial redemption relating to $300,000,000 in aggregate principal amount of 2024 Notes and all fees and expenses related to such redemption. If the Condition Precedent is not satisfied as of the Redemption Date, or if the Company provides written notice to the Trustee and the holders of the 2024 Notes at any time prior to the Redemption Date that the Condition Precedent will not be satisfied as of the Redemption Date, then the conditional notice of optional partial redemption shall be rescinded and of no force or effect for any purpose, and the Redeemed Notes will be deemed not to have been called for redemption. Following the redemption of the Redeemed Notes and the previously announced redemption of $300,000,000 in aggregate principal amount of 2024 Notes, $200,000,000 in aggregate principal amount of the 2024 Notes will remain outstanding.

If the Condition Precedent has been satisfied, from and after the Redemption Date, (i) interest on the Redeemed Notes will cease to accrue in accordance with the indenture governing the 2024 Notes (the “Indenture”), unless the Company defaults in paying the Redemption Amount, and (ii) the Indenture will remain in full force and effect with respect to the remaining 2024 Notes. The notice of optional partial redemption will be sent by the Trustee to the registered holders of the 2024 Notes on September 10, 2020 in accordance with the requirements of the Indenture. A copy of the notice of optional partial redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. A copy of the form of the 2024 Notes is incorporated into this Current Report on Form 8-K by reference to Exhibit 4.1 hereto.

The information described in this Item 7.01 and included as Exhibit 99.1 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this Item 7.01 and Exhibit 99.1 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act, unless specifically identified therein as being incorporated therein by reference.

The furnishing of the information in this Item 7.01 and the accompanying exhibit is not intended to, and does not, constitute a determination or admission by the Company that the information in this Item 7.01 and the accompanying exhibits are material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 8.01	Other Events.

On September 9, 2020, the Company issued a press release announcing the pricing of the Notes Offering. A copy of the press release is filed as Exhibit 99.2 hereto, and the information contained in Exhibit 99.2 is incorporated herein by reference.

The Notes have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and such securities may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

4.1	Form of 6.375% Senior Notes due 2024, included as Exhibit 1 to the Indenture, dated as of June 7, 2016, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 7, 2016 (File No. 001-34530)).

10.1	Purchase Agreement, dated September 9, 2020, by and among U.S. Concrete, Inc., the subsidiary guarantors party thereto, and BofA Securities, Inc., as representative of the initial purchasers.

99.1	Conditional Notice of Optional Partial Redemption of 6.375% Senior Notes due 2024 sent on September 10, 2020.

99.2	Press Release of U.S. Concrete, Inc. dated September 9, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: September 10, 2020	By:	/s/ Gibson T. Dawson
	Name:	Gibson T. Dawson
	Title:	Vice President, Corporate Controller and Chief Accounting Officer